Exhibit 10.9

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT dated July 16, 2010 (this "Agreement") is entered into by and among PAC-VAN, INC., an Indiana corporation ("Pac-Van"), GFN NORTH AMERICA CORP., a Delaware corporation ("GFN") PNC BANK, NATIONAL ASSOCIATION ("PNC"), as Senior Agent (as hereinafter defined) for Senior Lenders under the Senior Credit Agreement (as hereinafter defined), and LAMINAR DIRECT CAPITAL, L.L.C., a Delaware limited liability company, as Subordinated Agent for the Subordinated Lenders under the Subordinated Documents (each as hereinafter defined).

RECITALS

A.           PNC and various other financial institutions from time to time (PNC and such other financial institutions are each, a "Senior Lender" and collectively, the "Senior Lenders") have agreed to make loans to Pac-Van and certain other Borrowers (as defined in the Senior Credit Agreement (as defined below)) (the "Loans") pursuant to that certain Revolving Credit and Security Agreement, dated of even date herewith (as amended, supplemented, modified or restated from time to time to the extent permitted by the terms of this Agreement, the "Senior Credit Agreement"), by and among Pac-Van and the other Borrowers party thereto, GFN and the other Guarantors (as defined in the Senior Credit Agreement) party thereto, the Senior Lenders, the Trust (as defined the Senior Credit Agreement) and the Agent, as evidenced by, among other things, the Notes (as defined in the Senior Credit Agreement), whereby the Senior Lenders have made and shall make available to the Borrowers certain loans and other financial accommodations therein set forth.  All of the Obligor's' (as hereinafter defined) obligations under the Senior Loan Documents (as hereinafter defined) are secured by assignments of and security interests in substantially all of the now or hereafter acquired assets of Pac-Van, GFN and their respective Subsidiaries, all as more fully set forth in the Senior Loan Documents.

B.           General Finance Corporation, a Delaware corporation ("Parent") is indebted to the Subordinated Lenders in the aggregate original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000) pursuant to (i) that certain Investment Agreement, dated of even date herewith, by and among Parent, Subordinated Agent and the lenders party thereto (the "Subordinated Lenders") (as amended, supplemented, modified or restated from time to time to the extent permitted by the terms of this Agreement the "Investment Agreement"), (ii) the Notes (as defined in the Investment Agreement) (the "Subordinated Notes"); and (iii) any of the other Loan Documents (as defined in the Investment Agreement) executed by Parent.  The Obligors have guaranteed the obligations of Parent under the Investment Agreement and the Subordinated Notes and the other Subdebt Obligations (as defined in the Investment Agreement) pursuant to that certain Continuing Unconditional Guaranty, dated of even date herewith, made by the Obligors in favor of the Subordinated Agent, a true and correct copy of such guaranty being attached hereto and made a part hereof as Exhibit A (the "Guaranty" and, together with the Investment Agreement, the Subordinated Notes and any other any documents, instruments and agreements executed by either Obligor related thereto, the "Subordinated Documents").

C.           As a condition of the financing accommodations under the Senior Loan Documents, the parties hereto are required to enter into this Agreement to establish the relative rights and priorities of the Senior Agent, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders under the Senior Loan Documents and the Subordinated Documents.

D.           The Subordinated Lenders will benefit from the financing accommodations made by the Senior Lenders under the Senior Credit Agreement and the Other Documents (as defined in the Senior Credit Agreement).  The Subordinated Agent, the Subordinated Lenders, Pac-Van and GFN desire to enter into this Agreement in order to induce the Senior Lenders to enter into the Senior Credit Agreement.  The Subordinated Agent and the Subordinated Lenders acknowledge that the Senior Lenders would not enter into such credit facility but for the execution of this Agreement.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Definitions.  The following terms shall have the meanings set forth below:

"Affiliates" means, as to any entity or individual, any (a) Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) Person who is a director, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote twenty-five percent (25%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise..

"Attorney Costs" means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

"Bank Products" means any service or treasury management product extended to any Obligor by any Senior Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Swaps.

"Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. § 101 et. seq.) or any replacement or supplemental federal statute dealing with the bankruptcy of debtors.

"Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral (as defined in the Senior Credit Agreement), any Obligor or any of such Obligor's Affiliates.

 "Company Property" means all assets, property and property rights, of any kind or nature, tangible or intangible, now or hereafter existing, in which Pac-Van, GFN or any other Obligor owns, asserts or maintains an interest.

"Equity Interests" of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

"Finally Paid" or "Final Payment," when used in connection with the Senior Indebtedness, means the full and indefeasible payment in cash (or, with respect to any letters of credit issued in connection with the Senior Loan Documents, any Swap obligations or any Bank Products obligations, cash collateralization) of all of the Senior Indebtedness and the irrevocable termination of all Commitments of all the Senior Lenders under the Senior Loan Documents.

"Governmental Unit" means any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

"Junior Securities" means any note, debt or equity securities issued in substitution of all or any portion of the Subordinated Indebtedness (including, without limitation, notes issued in payment of interest under the Subordinated Notes) that are subordinated to the Senior Indebtedness (or any note or other securities issued in substitution of all or any portion of the Senior Indebtedness) on substantially similar terms as the Subordinated Indebtedness is subordinated to the Senior Indebtedness pursuant to the terms of this Agreement.

"Liens" means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

"Maximum Senior Debt Amount" means Ninety-Three Million Five Hundred Thousand and No/100 Dollars ($93,500,000.00), in each case less the amount of (i) any principal repayments in respect of term loans and (ii) any principal repayments in respect of revolving loans, to the extent such payments cannot be reborrowed as a result of a commitment reduction (specifically excluding any such repayments and commitment reductions in connection with a refinancing).  It is understood and agreed that funded extensions of credit by the Senior Lenders under the Senior Credit Agreement (excluding any Swap obligations and/or any Bank Product obligations) in excess of Ninety-Three Million Five Hundred Thousand and 00/100 Dollars ($93,500,000.00) made without the prior written consent of the Subordinated Agent shall not qualify as, and shall not be treated as, Senior Indebtedness for the purposes of the Subordination Agreement.

"Obligor" means any guarantor or obligor of any Senior Indebtedness (including, without limitation, any Loan Party (as defined in the Senior Credit Agreement)), but in no event shall the Parent be an "Obligor".

"Person" means individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Unit (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

"Proceeding" means any voluntary or involuntary proceeding commenced by or against Pac-Van, GFN or any other Obligor under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking dissolution, receivership, reorganization, arrangement, or other similar relief.

"Senior Agent" means PNC Bank, National Association, as Administrative Agent for Senior Lenders, or any other Person appointed by the holders of the Senior Indebtedness as administrative agent for purposes of the Senior Loan Documents and this Agreement, together with the successors and assigns of all of the foregoing.

"Senior Covenant Default" means any "Event of Default" under the Senior Loan Documents.

"Senior Credit Agreement" shall have the meaning set forth in the recitals hereof.

"Senior Indebtedness" means all obligations, liabilities and indebtedness of every nature of Pac-Van, GFN and/or any other Obligor from time to time owed to the Senior Agent or any Senior Lender under the Senior Loan Documents (including, without limitation, Obligations (as defined in the Senior Credit Agreement)), including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all premium, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, including any Swap obligations and Bank Product obligations at any time due and owing to any Senior Lender, provided, that the maximum principal amount of all such Senior Indebtedness (excluding, for purposes of calculating the Maximum Senior Debt Amount, any Swap obligations and Bank Product obligations) shall not exceed the Maximum Senior Debt Amount, together with (a) any indebtedness which refinances such principal, interest or other obligations and any amendments, modifications, renewals, restatements, refinancings or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is allowed in any Proceeding.  Senior Indebtedness shall be deemed to be outstanding until it is Finally Paid.  If the amount of obligations that would otherwise qualify as Senior Indebtedness exceeds the Maximum Senior Debt Amount, all such excess amounts (other than Swap obligations  and Bank Product obligations) shall fall outside of the classification of "Senior Indebtedness" hereunder and shall be junior in priority to the Subordinated Indebtedness and shall not be paid until the Subordinated Indebtedness is Finally Paid.

"Senior Loan Documents" means the Senior Credit Agreement, the Other Documents (as defined in the Senior Credit Agreement) and all other agreements, documents and instruments executed from time to time in connection therewith, in each case as from time to time renewed, extended, amended, restated or modified and all agreements and instruments evidencing full or partial refundings or refinancings of the indebtedness thereunder to the extent permitted hereby.

“Senior Payment Default” means any “Event of Default” under the Senior Loan Documents resulting from the failure to pay, by the time required therefor, any principal, interest, scheduled, recurring fees or, from and after notice is provided to Subordinated Agent, all other obligations under the Senior Loan Documents including any default in payment of any Senior Indebtedness after acceleration thereof

"Subordinated Agent" means Laminar Direct Capital, L.L.C., a Delaware  limited liability company, as administrative agent for the Subordinated Lenders, or any other Person appointed by the holders of the Subordinated Indebtedness as administrative agent for purposes of the Subordinated Documents and this Agreement, together with the successors and assigns of all of the foregoing.

"Subordinated Indebtedness" means all obligations, liabilities and indebtedness of every nature of Pac-Van, GFN or any other Obligor from time to time owed to any Subordinated Lender under the Subordinated Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all premium, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding (including any amounts payable by Pac-Van, GFN or any other Obligor in connection with put, redemption or repurchase rights under any warrants or any other capital securities of Pac-Van, GFN and/or any other Obligor held by any Subordinated Lender), together with (a) any amendments, modifications, renewals, restatements, refinancings or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is allowed in any Proceeding.

"Subordinated Lender Remedies" means any action (a) to take from or for the account of Pac-Van, GFN or any other Obligor, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by Pac-Van or GFN (other than receipt of payments of Subordinated Indebtedness to the extent permitted by this Agreement) or any other Obligor with respect to the Subordinated Indebtedness, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding (including any Proceeding) against Pac-Van, GFN or any other Obligor to (i) enforce payment of or to collect the whole or any part of the Subordinated Indebtedness or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Documents or applicable law with respect to the Subordinated Indebtedness, (c) to accelerate the Subordinated Indebtedness, (d) to exercise any put, repurchase or similar option or to cause Pac-Van, GFN or any other Obligor to honor any redemption or mandatory prepayment obligation under any Subordinated Document or (e) to take any action under the provisions of any state or federal law, including the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any Company Property.  Notwithstanding the foregoing, "Subordinated Lenders Remedies" does not include (i) any action to seek and obtain specific performance or injunctive relief to compel Pac-Van, GFN or any other Obligor to comply with (or not violate or breach) an obligation under the Subordinated Documents, so long as it is not accompanied by a claim for monetary damages or (ii) any rights and remedies of the Subordinated Agent and the Subordinated Lenders against the Parent.

"Subordinated Lenders" shall have the meaning set forth in the recitals hereof.

"Subordinated  Documents" shall have the meaning set forth in the recitals hereof.

"Subsidiary" of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

"Swap" means an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by any Obligor or its Subsidiaries in order to provide protection to, or minimize the impact upon, such Obligor and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

"UCC" means Article 9 of the Uniform Commercial Code, as in effect in any relevant jurisdiction.

2.           Subordination of Subordinated Indebtedness to Senior Indebtedness.  Each of Pac-Van, GFN and any other Obligor covenants and agrees, and each Subordinated Lender by its acceptance of the Subordinated Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Documents, that the payment of any and all of the Subordinated Indebtedness shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Final Payment of all Senior Indebtedness.  Each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Agreement.

3.           Subordination of Liens.

(a)          Each Subordinated Lender hereby covenants and agrees that any Liens and rights of any kind such Subordinated Lender may now have and hereafter acquire (or be deemed to now have or hereafter acquire) against Pac-Van, GFN or any other Obligor and/or any Company Property, if any, shall be subordinate and subject to the Liens and rights against Pac-Van, any other Obligors and/or Company Property of the Senior Lenders arising from or out of the Senior Indebtedness, regardless of the order, time or manner in which any Liens attach to or are perfected in any Company Property.

In the event any party to this Agreement receives collateral or collateral proceeds to which it is not entitled hereunder, such party shall be deemed to hold all of such proceeds in trust for the benefit of the party entitled thereto.

(b)           If (x) Pac-Van, GFN or any other Obligor, as the case may be, desires to sell any Company Property as to which the Senior Lenders have provided their written consent or which is otherwise permitted under the Senior Loan Documents and (y) the Senior Lenders release their Lien in connection with any sale or disposition of any Company Property, the Subordinated Lenders shall be deemed to have consented to such disposition and shall execute such releases with respect to such Company Property to be sold as the Senior Agent or the Senior Lenders request to evidence the release of any Lien, if any, against such property that the Subordinated Lenders may have or be deemed to have.  Each Subordinated Lender hereby irrevocably appoints the holders of the Senior Indebtedness, or the Senior Agent on their behalf, as the true and lawful attorneys of the Subordinated Lenders for the purpose of executing and filing any such releases.  If the Senior Agent or the Senior Lenders waive the application of the sale or disposition proceeds to the payment of the Senior Indebtedness, such proceeds shall be paid over to the Subordinated Lenders for application to the Subordinated Indebtedness as provided in the Subordinated Documents.  Each of Pac-Van, GFN, each other Obligor, the Senior Agent and the Subordinated Agent hereby acknowledge and agree that such waiver by the Senior Agent of the application of proceeds shall not be effective unless it is in writing.  Each Subordinated Lender hereby waives any rights such Subordinated Lender has or may have in the future to object to the appointment of a receiver for all or any portion of the equity or the assets of Pac-Van, GFN or any other Obligor or to require any Senior Lender to marshal the collateral and agrees that each Senior Lender may proceed against the collateral in any order that it deems appropriate in the exercise of its absolute discretion.

4.           Warranties and Representations of Pac-Van, GFN, each other Obligor and Subordinated Lenders.

(a)           Each of Pac-Van, GFN, each other Obligor and each Subordinated Lender hereby severally represent and warrant to the Senior Lenders that each Senior Lender has been furnished with a true and correct copy of all instruments and securities evidencing or pertaining to the Subordinated Indebtedness.

(b)           Each of Pac-Van, GFN, each other Obligor and each Senior Lender hereby severally represent and warrant to the Subordinated Lenders that the Subordinated Agent has been furnished with a true and correct copy of all instruments and securities evidencing or pertaining to the Senior Indebtedness.

(c)           Each of Pac-Van and GFN hereby represents and warrants to the Senior Lenders that this Agreement has been duly executed and delivered by Pac-Van and GFN and constitutes a legal, valid and binding obligation of Pac-Van and GFN enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and general principles of equity.

(d)           The Subordinated Agent and each Subordinated Lender represents and warrants to the Senior Lenders: (i) notwithstanding anything contained in this Agreement to the contrary, neither the Subordinated Agent nor any Subordinated Lender has any security interest in or Lien on any Company Property or any other asset of any Obligor, (ii) that this Agreement has been duly executed and delivered by the Subordinated Agent, on its own behalf and on behalf of the Subordinated Lenders, and constitutes a legal, valid and binding obligation of the Subordinated Agent or such Subordinated Lender, as applicable, enforceable against the Subordinated Agent or such Subordinated Lender, as applicable, in accordance with its terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and general principles of equity; (iii) that the Subordinated Agent or such Subordinated Lender, as applicable, has not relied and shall not rely on any representation or information of any nature made by or received from any Senior Lender relative to Pac-Van, GFN or any other Obligor in deciding to execute this Agreement or to permit it to continue in effect; and (iv) that such Subordinated Lender is a current holder of the Subordinated Indebtedness.

(e)           The Senior Agent and each Senior Lender represents and warrants to the Subordinated Lenders: (i) that this Agreement has been duly executed and delivered by the Senior Agent, on its own behalf and on behalf of the Senior Lenders, and constitutes a legal, valid and binding obligation of the Senior Agent or such Senior Lender, as applicable, enforceable against the Senior Agent or such Senior Lender, as applicable, in accordance with its terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and general principles of equity; (ii) that the Senior Agent or such Senior Lender, as applicable, has not relied and shall not rely on any representation or information of any nature made by or received from any Senior Lender relative to Pac-Van, GFN or any other Obligor in deciding to execute this Agreement or to permit it to continue in effect; and (iii) that such Senior Lender is a current holder of the Senior Indebtedness.

5.           Negative Covenants.  Until all of the Senior Indebtedness has been Finally Paid: (A) neither the Subordinated Agent nor any Subordinated Lender shall demand, accept or acquire from Pac-Van, GFN or any other Obligor any security interest in or Lien on any assets of Pac-Van, GFN or any other Obligor or any Company Property, or take any collateral from Pac-Van, GFN or any other Obligor, (B) neither Pac-Van, nor GFN nor any other Obligor shall discharge the Subordinated Indebtedness other than in accordance with the terms of the Subordinated Documents; (C) the Subordinated Lenders shall not demand or accept from Pac-Van, GFN or any other Obligor any consideration which would result in a discharge of the Subordinated Indebtedness other than in accordance with the terms of the Subordinated Documents; (D) other than the Subordination and Intercreditor Agreement, dated as of the date hereof, among Parent, Subordinated Agent and Union Bank, N.A., the Subordinated Lenders shall not hereafter give any subordination in respect of the Subordinated Indebtedness; and (E) neither Pac-Van nor GFN nor any other Obligor shall hereafter issue any instrument, security or other writing evidencing any part of the Subordinated Indebtedness, and the Subordinated Lenders shall not receive any such writing, except upon the condition that such security shall bear the legend referred to in Section 28 below and a true copy thereof shall be thereupon promptly furnished to the Senior Agent.

6.           Permitted Payments.

Notwithstanding the terms of the Subordinated Documents, each of Pac-Van, GFN and each other Obligor hereby agrees that it shall not make (and will not permit any other Obligor to make), and each Subordinated Lender hereby agrees that it will not accept, any payment or distribution with respect to the Subordinated Indebtedness including any payment or distribution received through the exercise of any right of setoff, counterclaim or crossclaim, until the Senior Indebtedness is Finally Paid.

7.           Forbearance of Legal Remedies.

(a)           Until the Senior Indebtedness is Finally Paid, neither the Subordinated Agent nor the Subordinated Lenders shall, without the prior written consent of the Senior Agent, exercise any Subordinated Lender Remedies, any earlier than One Hundred Eighty (180) days (such period, a "Remedies Blockage Period") after delivery of written notice by the Subordinated Agent to the Senior Agent of its (or their) intention to take any such Subordinated Lender Remedies (a "Remedies Notice");; provided, that such Remedies Blockage Period shall terminate upon the earliest to occur of the following:

(i)           acceleration of the Senior Indebtedness;

(ii)           the passage of 180 days from the delivery to the Senior Agent of a Remedies Notice from the Subordinated Agent asserting that a default under the Subordinated Documents has occurred and such default shall not have been cured or waived within such period;

(iii)           the commencement or initiation of any Proceeding by a Person other than a Subordinated Lender or any Person on behalf of a Subordinated Lender;

(iv)           the maturity date of the Subordinated Notes; and

(v)           the Payment in Full of the Senior Indebtedness.

(b)           Notwithstanding anything contained herein to the contrary, so long as (i) no Senior Covenant Default (other than the violation of any cross-default provision caused as a result of the applicable default under the Subordinated Documents) has occurred and is continuing and (ii) Pac-Van, GFN and the other Obligors have paid or made all management fees, dividends and distributions, directly or indirectly, to the Parent as contemplated by Sections 7.7 and 7.10(c) of the Senior Credit Agreement as in effect on the date hereof (without regard to the default or event of default that exists as a result of the violation of any cross-default provision caused as a result of the applicable default under the Subordinated Documents), then any applicable Remedies Blockage Period terminate on the earliest to occur of the following:

(i)           acceleration of the Senior Indebtedness;

(ii)           the commencement or initiation of any Proceeding by a Person other than a Subordinated Lender or any Person on behalf of a Subordinated Lender;

(iii)           the maturity date of the Subordinated Notes; and

(iv)           the Payment in Full of the Senior Indebtedness.

(c)           Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Indebtedness by the Senior Lenders such acceleration is rescinded (whether or not any existing Senior Covenant Default has been cured or waived), then all Subordinated Lender Remedies taken by the Subordinated Agent or Subordinated Lenders shall likewise be rescinded if the exercise of such Subordinated Lender Remedies is based solely on clause (i) of paragraph (a) or paragraph (b), as applicable, of this Section 7.

(d)           Notwithstanding anything contained herein to the contrary or any rights or remedies available to the Subordinated Lenders under any of the Subordinated Documents, applicable law or otherwise, prior to the time that the Senior Indebtedness has been Finally Paid, any payments, distributions or other proceeds obtained by any Subordinated Lender from the exercise of any Subordinated Lender Remedies shall in any event be held in trust by it for the benefit of the Senior Agent and the Senior Lenders and promptly paid or delivered to the Senior Agent for the benefit of the Senior Lenders in the form received.

8.           Dissolution, Liquidation, Reorganization or Bankruptcy.

(a)           In the event of any Proceeding involving Pac-Van, GFN or any other Obligor:

(i)           all Senior Indebtedness shall be Finally Paid before the Subordinated Lenders shall be entitled to receive any payment on account of any Subordinated Indebtedness (other than Junior Securities); and

(ii)           any payment or distribution of assets from Pac-Van, GFN or any other Obligor of any kind or character, whether in cash, property or securities, to which the Subordinated Lenders would be entitled except for these provisions, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Senior Agent, to the extent necessary to make Final Payment of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.  Each Subordinated Lender irrevocably authorizes, empowers and directs any debtor, debtor in-possession, receiver, trustee or agent or other Person having authority, to pay or otherwise deliver all such payments or distributions from Pac-Van, GFN or any other Obligor to Senior Agent.

(b)           Until the Senior Indebtedness has been Finally Paid, if a Proceeding shall occur and be continuing, the Subordinated Lenders shall file all claims they may have against Pac-Van, GFN or any Obligor, and shall request that the debtor-in-possession or trustee in bankruptcy, as appropriate, pay over to the Senior Agent all amounts due to the Subordinated Lenders on account of the Subordinated Indebtedness (other than Junior Securities) until the Senior Indebtedness has been Finally Paid.  If the Subordinated Lenders fail to file such claims prior to ten (10) business days before the expiration of time to do so, the Senior Agent may (but shall have no obligation to) file such claims in the Subordinated Lenders' name on behalf of the Senior Lenders; provided, that neither the Senior Agent nor any Senior Lender shall have any right whatsoever to vote any claim that the Subordinated Lenders have in any such Proceeding to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension.

(c)           Each Subordinated Lender agrees, in connection with any such Proceeding, that while it shall retain the right to vote and otherwise act in any such proceeding (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), it will not take any action or vote in any way so as to (i) contest the validity of the Liens securing the Senior Indebtedness, (ii) contest the enforceability of any of the Senior Loan Documents, (iii) contest the Senior Lenders' priority position over the Subordinated Lenders created by this Agreement or (iv) take any position or action which would have directly or indirectly any of the following effects: (A) opposing or objecting to initiatives or claims by the Senior Lenders for adequate protection or relief from the automatic stay, use of cash collateral or super-priority expense of administration for failure of adequate protection, (B) challenging in any respect treatment of the Senior Indebtedness other than as a first priority perfected fully secured claim, and (C) opposing or objecting to any sale or lease of any Company Property that has been consented to by the holders of Senior Indebtedness.  Except as expressly set forth in this Section 8(c) or otherwise in this Agreement, the Subordinated Agent and Subordinated Lenders shall, in any Proceeding, be entitled to (x) to the extent not inconsistent with the terms and provisions of this Agreement, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of Pac-Van, GFN and/or any other Obligor, as applicable, arising under either bankruptcy law or applicable non-bankruptcy law, (y) may file claims or statements of interest with respect to all or any portion of the Subordinated Indebtedness, (z) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Agent or Subordinated Lenders, including without limitation any claims secured by the Collateral, if any, in each case except to the extent inconsistent with the terms of this Agreement.

(d)           Until the Senior Indebtedness has been Finally Paid, if a Proceeding shall occur and be continuing, the Subordinated Agent, on behalf of the Subordinated Lenders (i) shall not raise any objection on the basis of adequate protection in connection with any Senior Lender's providing post-petition financing ("Debtor-in-Possession Financing") to Pac-Van, GFN or any other Obligor or the granting by Pac-Van, GFN or any other Obligor to any Senior Lender of senior liens and priorities in connection therewith and/or the use of cash collateral, so long as the outstanding principal amount of such post-petition financing, together with the then outstanding Senior Indebtedness, does not exceed the Maximum Senior Debt Amount plus Three Million Two Hundred Fifty Thousand  and 00/l00 Dollars ($3,250,000.00) and such post petition financing is on commercially reasonable terms, and (ii) agrees that adequate notice of such Debtor-in-Possession Financing or cash collateral usage to the Subordinated Lenders shall have been provided if the Subordinated Lenders received notice in accordance with Section 17 hereof two (2) Business Days prior to the entry of any order approving such financing or cash collateral usage.

(e)           If the Subordinated Agent or any Subordinated Lender at any time acquires any Lien securing any Subordinated Indebtedness, the Subordinated Agent or such Subordinated Lender agrees not to (i) initiate or join any proceeding involving the marshalling of any of Company Property (whether in a Proceeding or otherwise) or (ii) assert any right it may have to "adequate protection" of its interest, if any, in such security in any Proceeding other than replacement liens or super-priority claims (junior in each case to any replacement liens or super-priority claims granted to the Senior Agent or Senior Lenders as adequate protection), without the prior written consent of the Senior Agent.  Neither the Subordinated Agent nor any Subordinated Lender shall object to the election by any Senior Lender in any Proceeding instituted under Chapter 11 of the Bankruptcy Code of any use of cash collateral, any borrowing or any grant of a security interest under Sections 363 and/or 364 of the Bankruptcy Code by Pac-Van, GFN or any other Obligor, as debtor-in-possession, subject to the limitations set forth in clause (d) above.  The Subordinated Agent and each Subordinated Lender agrees that it will not object to or oppose a sale or other disposition of any property securing all or any part of the Senior Indebtedness free and clear of any Liens or other claims of such Subordinated Lender under Section 363 of the Bankruptcy Code if the Senior Agent has consented to such sale or disposition, so long as the Liens of the Subordinated Agent and Subordinated Lenders attach to the proceeds of such sale (subject to the terms and conditions of this Agreement).  To the extent that any Senior Lender receives payments on, or proceeds of collateral for, the Senior Indebtedness which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then as between such Senior Lender and such Subordinated Lender hereunder, to the extent of such payment or proceeds received, the Senior Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Senior Lender.

9.           Subordinated Lenders Purchase Option.

(a)           Upon each of (i) the occurrence of a Senior Payment Default that remains unwaived or uncured for a period of ninety (90) days, (ii) acceleration of all or any portion of the Senior Indebtedness prior to its stated maturity, (iii) the occurrence of a Proceeding involving Pac-Van, GFN or any Obligor that, to the extent that such Proceeding is involuntary, is not dismissed within thirty (30) days of filing, and (iv) notice by the Senior Agent pursuant to Section 9(e) hereof of the intent by the Senior Agent or the Senior Lenders to commence any enforcement action with respect to collateral (or, in the case of clause (ii) of Section 9(e), the actual commencement of any such Enforcement Action), Subordinated Lenders shall have the option at any time upon five (5) business days' prior written notice from Subordinated Lenders to Senior Agent to purchase all of the Senior Indebtedness from Senior Lenders.  Such notice from the Subordinated Lenders to Senior Agent shall be irrevocable.

(b)           On the date specified by Subordinated Lenders in such notice (which shall not be less than five (5) business days, nor more than twenty (20) days, after the receipt by Senior Lenders of the notice from Subordinated Lenders of their election to exercise such option), Senior Lenders shall sell to Subordinated Lenders, and Subordinated Lenders shall purchase from Senior Lenders, the Senior Indebtedness.  The Senior Lenders hereby represent and warrant that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

(c)           Upon the date of such purchase and sale, Subordinated Lenders shall (i) pay to Senior Lenders as the purchase price therefor the full amount of all the Senior Indebtedness then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses), (ii) furnish cash collateral to Senior Lenders in such amounts as Senior Lenders determine is reasonably necessary to secure Senior Lenders in connection with (A) any issued and outstanding letters of credit provided by Senior Agent or Senior Lenders (or letters of credit that Senior Agent or Senior Lenders have arranged to be provided by third parties pursuant to the financing arrangements of Senior Lenders with Pac-Van, GFN or any other Obligor) to Pac-Van, GFN or any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), and (B) Bank Product obligations and Swap obligations in an amount not to exceed 100% of the Bank Product obligations and/or Swap obligations, as applicable, and (iii) agree to reimburse Senior Agent and Senior Lenders for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Senior Indebtedness, and/or as to which Senior Agent or Senior Lenders have not yet received final payment.  Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Senior Agent (on behalf of the Senior Lenders) as Senior Agent may designate in writing to the Subordinated Lenders for such purpose.  Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by Subordinated Lenders to the bank account designated by Senior Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such business day if the amounts so paid by the Subordinated Lenders to the bank account designated by Senior Agent are received in such bank account later than 2:00 p.m., New York City time.

(d)           Such purchase shall be expressly made without representation or warranty of any kind by Senior Lenders as to the Senior Indebtedness or otherwise and without recourse to Senior Lenders, except that Senior Lenders shall represent and warrant: (i) the amount of the Senior Indebtedness being purchased, (ii) that Senior Lenders own the Senior Indebtedness free and clear of any liens or encumbrances and (iii) Senior Lenders have the right to assign the Senior Indebtedness and the assignment is duly authorized.

(e)           Senior Agent agrees that it will give the Subordinated Lenders (i) in the absence of an Exigent Circumstance (defined below), five (5) business days prior written notice of its intention to commence any enforcement action with respect to collateral or (ii) if Exigent Circumstances exist, written notice of its commencement of any enforcement action with respect to collateral concurrently with or as promptly as reasonably practicable after the taking of such enforcement action.  If any written notice is given to the Subordinated Lenders pursuant to clause (i) above and, during such five (5) business day period, the Subordinated Lenders shall send to Senior Agent the irrevocable notice of Subordinated Lenders' intention to exercise the purchase option given by Senior Lenders to Subordinated Lenders under Section 9(a), then Senior Agent shall not commence any enforcement action with respect to collateral, provided, that, the purchase and sale with respect to the Senior Indebtedness provided for herein shall have closed within five (5) business days thereafter and Senior Lenders shall have received payment in full of the Senior Indebtedness as provided for herein within such five (5) business day period.  In any written notice given to the Subordinated Lenders pursuant to clause (ii) above, Senior Agent on behalf of the Senior Lenders shall specify in reasonable detail the nature and circumstances of such Exigent Circumstance.  As used herein, "Exigent Circumstance" shall mean an event or circumstance that materially and imminently threatens the ability of the Senior Agent to realize upon all or a material part of any collateral for any of the Senior Indebtedness, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or failure of Pac-Van, GFN or any other Obligor after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto.

10.           Obligations of Pac-Van, GFN and/or Other Obligors Unconditional.  Nothing contained herein or in the Senior Loan Documents is intended to or shall impair, as among Pac-Van, GFN and/or any other Obligors and the Subordinated Lenders only, the obligation of Pac-Van, GFN and/or any other Obligors, which is absolute and unconditional, to pay to the Subordinated Lenders the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Subordinated Lenders and creditors of Pac-Van, GFN and/or any other Obligors other than the Senior Lenders.

11.           Subordination Rights Not Impaired by Acts or Omissions of Pac-Van, GFN, any other Obligors or Holders of Senior Indebtedness.

(a)           No right of any present, or future holders of any Senior Indebtedness to enforce the subordination provisions as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Pac-Van, GFN and/or any other Obligor; by any act or failure to act by any such holder; by any act or failure to act by any other holder of the Senior Indebtedness; or by any noncompliance by Pac-Van, GFN and/or any other Obligor with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.  The Subordinated Lenders shall not be released, nor shall the Subordinated Lenders' obligation hereunder be in anyway diminished, by any of the following: (i) the exercise or the failure to exercise by any Senior Lender of any rights or remedies conferred on it or them under the Senior Loan Documents hereunder or existing at law or otherwise, or against any Company Property; (ii) the commencement of an action at law or the recovery of a judgment at law against Pac-Van, GFN or any Obligor for the performance of the Senior Indebtedness and the enforcement thereof through levy or execution or otherwise; (iii) the taking or institution or any other action or proceeding against Pac-Van, GFN or any Obligor; (iv) any delay in taking, pursuing, or exercising any of the foregoing actions, rights, powers, or remedies (even though requested by Subordinated Lenders) by any Senior Lender or anyone acting for any Senior Lender; (v) any lack of validity or enforceability of any Senior Loan Document; (vi) the release or non-perfection of any collateral securing the Senior Indebtedness; or (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pac-Van, GFN or any Obligor in respect of the Senior Indebtedness or Subordinated Lenders in respect of this Agreement.

(b)           Without limiting the generality of the foregoing, and anything else contained herein to the contrary notwithstanding but subject to Section 15 hereof, any Senior Lender, from time to time, without prior notice to or the consent of the Subordinated Lenders, may take all or any of the following actions without in any manner affecting or impairing the obligation or liability of the Subordinated Lenders hereunder: (i) obtain a Lien in any property to secure any of the Senior Indebtedness; (ii) obtain the primary and secondary liability of any party or parties with respect to any of the Senior Indebtedness; (iii) renew, extend, or otherwise change the time for payment of the Senior Indebtedness or any installment thereof for any period, or change the interest rates and fees with respect to the Senior Indebtedness; (iv) renew, reaffirm, extend, release or otherwise change any liability of any nature of any Person, including any Obligor, with respect to the Senior Indebtedness; (v) exchange, enforce, waive, release, and apply any Company Property and direct the order or manner of sale thereof as such Senior Lender may in its discretion determine; (vi) enforce its rights hereunder, whether or not such Senior Lender shall proceed against any other Person; (vii) exercise its rights to consent to any action or non-action of Pac-Van, GFN or any other Obligor which may violate the covenants and agreements contained in the Senior Loan Documents, with or without consideration, on such terms and conditions as may be acceptable to it; or (viii) exercise any of its rights conferred by the Senior Loan Documents or by law.

12.           Waivers.  Pac-Van, GFN, each other Obligor and each Subordinated Lender each hereby waive, to the fullest extent permitted by law, any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by the Senior Lenders.  To the fullest extent permitted by law and except as to any notices specified in this Agreement, notices regarding the intended sale or disposition of any portion of the collateral held by the Senior Lenders, or any notice which may not be waived in accordance with the UCC, Pac-Van, GFN, each other Obligor and each Subordinated Lender each hereby further waive: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Indebtedness or the Subordinated Indebtedness to which Pac-Van, GFN, any other Obligor or the Subordinated Lenders may be a party; prior notice of and consent to any loans made, extensions granted or other action taken in reliance thereon; and all other demands and notices of every kind in connection with this Agreement, the Senior Indebtedness or the Subordinated Indebtedness.  Each Subordinated Lender consents to any release, renewal, extension, compromise or postponement of the time of payment of the Senior Indebtedness, to any substitution, exchange or release of collateral therefor, and to the addition or release of any Person primarily or secondarily liable thereon.

13.           No Estoppel.  Neither the failure nor any delay on the part of any Senior Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

14.           Incorrect Payments; Specific Performance.  If Pac-Van, GFN or any other Obligor shall make or the Subordinated Lenders shall collect any payment on account of the principal of, premium or interest on or any other amounts due under the Subordinated Indebtedness in contravention of this Agreement, such payments shall be held in trust by the Subordinated Lenders and not commingled with any assets of any Subordinated Lender and shall be paid over and delivered to the Senior Agent, for the benefit of the Senior Lenders, promptly upon receipt thereof.  At any time any Subordinated Lender fails to comply with any provision of this Agreement, the Senior Lenders may demand specific performance of this Agreement, whether or not Pac-Van, GFN and/or any other Obligor has complied with this Agreement, and may exercise any other remedy available at law or equity.

15.           Amendment of the Subordinated Documents and Senior Loan Documents.

(a)           The Subordinated Indebtedness may at any time be amended, modified, restated, refinanced or waived without limitation without notice to, or the consent of, the Senior Lenders; provided that each Subordinated Lender agrees that it will not, without the prior written consent of the Senior Agent, agree to any amendment, modification or supplement to the Subordinated Documents the effect of which is to (i) increase the maximum principal amount of the Subordinated Indebtedness or increase the rate of interest by more than 200 basis points (other than in connection with the imposition of default interest), increase regularly scheduled or recurring fees required to be paid with respect to the Subordinated Indebtedness, (ii) accelerate the dates upon which payments of principal or interest on the Subordinated Indebtedness are due, (iii) change or add any event of default or any covenant with respect to the Subordinated Indebtedness, if the resulting event of default or covenant would be more restrictive to Pac-Van, GFN or any other Obligor, except to preserve on substantially similar economic terms, the differential that exists on the date hereof between such covenants and events of default in the Senior Credit Agreement and such covenants and events of default in the Investment Agreement or any other Subordinated Document, as applicable, (iv) change any redemption or prepayment provisions of the Subordinated Indebtedness, other than changes that extend or make payment terms more favorable to Pac-Van, GFN and/or any other Obligor, (v) alter the subordination provisions with respect to the Subordinated Indebtedness, including subordinating the Subordinated Indebtedness to any other indebtedness or (vi) change or amend any other term of the Subordinated Documents if such change or amendment would result in a Senior Covenant Default, increase the obligations of Pac-Van, GFN or any other Obligor or confer additional material rights on any Subordinated Lender or any other holder of the Subordinated Indebtedness in a manner adverse to Pac-Van, GFN, any other Obligor or the Senior Lenders (except as permitted under clause (iii) above).

(b)           The Senior Indebtedness may at any time be amended, modified, restated, refinanced or waived without limitation without notice to, or the consent of, the Subordinated Lenders; provided that the Senior Lenders shall not, without the prior written consent of the Subordinated Agent, agree to any amendment, modification or supplement to the Senior Loan Documents the effect of which is to (i) increase the principal amount of the Senior Indebtedness in excess of the Maximum Senior Debt Amount, (ii)  extend the maturity date of the Senior Indebtedness beyond April 16, 2013, (iii) subject Pac-Van, GFN or any other Obligors to any prohibition or limitation on the making of payments on the Subordinated Documents, as applicable, except as provided for herein or (iv) amend or modify Sections 7.7 or Section 7.10(c) of the Senior Credit Agreement or subject Pac-Van, GFN or any other Obligor to any prohibition or limitation on their ability to pay management fees, dividends or distributions to the Parent except those restrictions and limitations as in effect on the date hereof.

16.           [Reserved].

17.           Inconsistent or Conflicting Provisions; Construction.  If a provision of the Senior Loan Documents or the Subordinated Documents is inconsistent or conflicts with the provisions of this Agreement, the provisions of this Agreement shall govern and prevail.  The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

18.           Notices.  Any notice, consent or other communication provided for in this Agreement shall be in writing and shall be delivered personally (effective upon delivery), via facsimile (effective upon confirmation of transmission), via overnight courier (effective the next Business Day after dispatch if instructed to deliver on next business day) or via U.S. Mail (effective 3 days after mailing, postage prepaid, first class) to each party at its address(es) and/or facsimile number(s) set forth on Annex I hereto, or to such other address as either party shall specify to the other in writing from time to time.  The Subordinated Lenders shall provide the Senior Agent with written notice promptly upon the occurrence of an event of default under the Subordinated Documents.  The parties hereto agree that, notwithstanding Section 23(b) hereof, any notice to a Subordinated Lender shall be deemed to constitute notice to all affiliated Subordinated Lenders.

19.           Entire Agreement.  This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written.  Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Senior Agent and the Subordinated Lenders; provided that any such change, waiver or amendment shall be binding upon Pac-Van and/or GFN by their written consent thereto.  This Agreement shall constitute a Loan Document and the recitals hereto shall constitute part of this Agreement.

20.           Additional Documentation.  Pac-Van, GFN and the Subordinated Lenders shall execute and deliver to the Senior Agent such further instruments and shall take such further action as the Senior Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

21.           Expenses.  Each of Pac-Van and GFN agrees to pay the Senior Agent and the Senior Lenders on demand all expenses of every kind, including Attorney Costs, that the Senior Agent or the Senior Lenders incur in enforcing any of their rights against Pac-Van, GFN and/or the Subordinated Lenders under this Agreement.

22.           LIMITATION ON DAMAGES.  IN NO EVENT WILL THE SUBORDINATED AGENT, ANY SUBORDINATED LENDER, THE SENIOR AGENT OR ANY SENIOR LENDER BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS OR GOODWILL) ARISING FROM PERFORMANCE OF, OR FAILURE TO PERFORM, OBLIGATIONS UNDER THIS AGREEMENT REGARDLESS OF THE THEORY OF RECOVERY AND REGARDLESS OF WHETHER EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

23.           Successors and Assigns.

(a)           This Agreement shall inure to the benefit of each Senior Lender, each Subordinated Lender, and their respective successors and assigns, and shall be binding upon Pac-Van, GFN, each other Obligor and their respective successors and assigns, and each Senior Lender, each Subordinated Lender and their respective transferees, successors and assigns, including any subsequent holders of the Subordinated Notes.  Any Senior Lender, without prior notice or consent of any kind, may sell, assign or transfer any Senior Indebtedness, and in such event each and every immediate and successive assignee or transferee thereof may be given the right by such Person to enforce this Agreement in full against Pac-Van, GFN, any other Obligor and the Subordinated Lenders, by suit or otherwise, for its own benefit.

(b)           No Subordinated Lender shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness or any Subordinated Document: (i) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Agent a joinder to this Agreement, providing for the continued subordination of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of the Senior Agent and the Senior Lenders arising under this Agreement, and (ii) unless the related Subordinated Documents evidencing such Subordinated Indebtedness contain the legend referred to in Section 28 below.

(c)           Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Indebtedness, as provided in this Section 23.

(d)           Each Subordinated Lender hereby agrees that any party that refinances the Senior Indebtedness of the Senior Lenders may rely on and enforce this Agreement as if it were such Senior Lender.  Each Subordinated Lender further hereby agrees that it will, at the request of such Senior Lender, enter into an agreement, in the form of this Agreement, mutatis mutandis, to subordinate the Subordinated Indebtedness, to the same extent as provided herein, to the party refinancing all or a portion of such Senior Indebtedness; provided that the failure of the Subordinated Lenders to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement.

24.           Covenant Not to Challenge.  This Agreement has been negotiated by the parties with the expectation and in reliance upon the assumption that the instruments and documents evidencing the Senior Indebtedness and the Subordinated Indebtedness are valid and enforceable.  In determining whether to enter into this Agreement, the Senior Agent and the Subordinated Lenders have assumed such validity and enforceability, and have agreed to the provisions contained herein, without relying upon any reservation of a right to challenge or call into question such validity or enforceability.  As between any Senior Lender and any Subordinated Lender, each Subordinated Lender hereby covenants and agrees, to the fullest extent permitted by law, that it shall not initiate in any proceeding a challenge to the validity or enforceability of the documents and instruments evidencing the Senior Indebtedness or the validity, perfection or priority of any Lien of the Senior Agent or the Senior Lenders securing the Senior Indebtedness, nor shall the Subordinated Lenders instigate other parties to raise any such challenges, nor shall the Subordinated Lenders participate in or otherwise assert any such challenges which are raised by other parties.  As between any Senior Lender and any Subordinated Lender, each Senior Lender hereby covenants and agrees, to the fullest extent permitted by law, that it shall not initiate in any proceeding a challenge to the validity or enforceability of the documents and instruments evidencing the Subordinated Indebtedness, nor shall the Senior Lenders instigate other parties to raise any such challenges, nor shall the Senior Lenders participate in or otherwise assert any such challenges which are raised by other parties.

25.           Subrogation.  Subject to the Final Payment of all Senior Indebtedness and the provisions of Section 27 hereof, the Subordinated Lenders shall be subrogated to the rights of the Senior Lenders to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness to the extent that distributions otherwise payable to the Subordinated Lenders have been applied to the Senior Indebtedness, until all amounts payable under the Subordinated Indebtedness shall have been paid in full.  For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Subordinated Lenders would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Senior Lenders by the Subordinated Lenders shall, as among Pac-Van, GFN, each other Obligor and their respective creditors other than the Senior Lenders, be deemed to be a payment or distribution by Pac-Van, GFN and/or any other Obligor to or on account of the Senior Indebtedness.  If Pac-Van, GFN and/or any other Obligor fails to make any payment on account of the Subordinated Indebtedness by reason of any provision contained herein, such failure shall, notwithstanding such provision contained herein, constitute a default with respect to the Subordinated Indebtedness if and to the extent such failure would otherwise constitute such a default in accordance with the terms of the Subordinated Indebtedness.

26.           Termination of Agreement.  This Agreement shall continue and shall be irrevocable until the date all of the Senior Indebtedness has been Finally Paid or otherwise discharged and released in an express writing to such effect by the Senior Lenders.

27.           Reinstatement.  The obligations of the Subordinated Lenders under the Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be restored or returned by any Senior Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Pac-Van, GFN, any Obligor or any substantial part of its property, or otherwise, all as though such payment had not been made.

28.           Legends.  Until the termination of this Agreement, each Subordinated Lender will cause to be clearly, conspicuously and prominently inserted on the face of the Guaranty, as well as any renewals or replacements thereof, the following legend:

"THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED JULY 16, 2010 AMONG PAC-VAN, INC., AN INDIANA CORPORATION  ("PAC-VAN"), GFN NORTH AMERICA CORP., A DELAWARE CORPORATION ("GFN") AND PNC BANK, NATIONAL ASSOCIATION (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE "SENIOR AGENT"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY PAC-VAN, GFN AND/OR ANY OTHER OBLIGOR PURSUANT TO THAT CERTAIN REVOLVING CREDIT AND SECURITY AGREEMENT, DATED JULY 16, 2010 AMONG PAC-VAN, THE OTHER BORROWERS (AS DEFINED THEREIN) FROM TIME TO TIME PARTY THERETO, GFN, THE OTHER GUARANTORS (AS DEFINED THEREIN) FROM TIME TO TIME PARTY THERETO, THE SENIOR AGENT, THE TRUST (AS DEFINED THEREIN) AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND THE OTHER DOCUMENTS (AS DEFINED IN THE SENIOR CREDIT AGREEMENT) AS SUCH CREDIT AGREEMENT AND OTHER DOCUMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT."

Pac-Van's and GFN's books shall be marked to evidence the subordination of all of the Subordinated Indebtedness to the holders of Senior Indebtedness, in accordance with the terms of this Agreement.  Each Senior Lender is authorized to examine such books from time to time in accordance with the terms of the Senior Credit Agreement and to make any notations required by this Agreement.

29.           Governing Law.  THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.  PAC-VAN, GFN, THE SUBORDINATED AGENT AND THE SUBORDINATED LENDERS HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY THE COMPANY, THE SUBORDINATED AGENT OR THE SUBORDINATED LENDERS AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN A COURT SITTING IN THE STATE OF NEW YORK, BOROUGH OF MANHATTAN OR, IF ANY SENIOR LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH SUCH SENIOR LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION.  THE COMPANY AND THE SUBORDINATED LENDERS EACH HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY ANY SENIOR LENDER AND HEREBY WAIVE ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED UPON LACK OF VENUE.  THE EXCLUSIVE CHOICE OF FORUM AS SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY ANY SENIOR LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY ANY SENIOR LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND THE COMPANY AND THE SUBORDINATED AGENT AND THE SUBORDINATED LENDERS EACH HEREBY WAIVE THE RIGHT TO COLLATERALLY ATTACK SUCH JUDGMENT OR ACTION.

30.           Jury Trial.  THE SENIOR AGENT, THE SENIOR LENDERS, THE SUBORDINATED AGENT, THE SUBORDINATED LENDERS, PAC-VAN AND GFN WAIVE TRIAL BY JURY IN ANY DISPUTE ARISING FROM, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

31.           Severability.  The provisions of this Agreement are independent of and separable from each other.  If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

32.           Counterparts.  This Agreement may be executed in any number of separate counterparts, all of which, when taken together, shall constitute one and the same instrument, notwithstanding the fact that all parties did not sign the same counterpart.  Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof

33.           Sections.  The section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

34.           Defines Rights of Creditors.  The provisions of this Agreement are solely for the purpose of defining the relative rights of the Senior Lenders and the Subordinated Lenders and shall not be deemed to create any rights or priorities in favor of any other Person, including Pac-Van, GFN and/or any other Obligor.

[signature pages follow]

The parties hereto have executed this Agreement as of the date first above written.

PAC-VAN, INC., an Indiana corporation

By:         /s/ Christopher A. Wilson
Name:    Christopher A. Wilson
Title:       Secretary

GFN NORTH AMERICA CORP.,
a Delaware corporation

By:        /s/ Christopher A. Wilson
Name:   Christopher A. Wilson
Title:      Secretary

SENIOR AGENT:	PNC BANK, NATIONAL ASSOCIATION,
a national banking association

By:        /s/ Todd Milenius
Name:  Todd Milenius
Title:  Vice President

SUBORDINATED AGENT:	LAMINAR DIRECT CAPITAL, L.L.C.,
a Delaware limited liability company

By:           /s/ Robert T. Ladd
Name:      Robert T. Ladd
Title:        Authorized Signatory

Signature Page to Subordination and Intercreditor Agreement

ANNEX I

NOTICE ADDRESSES

COMPANY:

Pac-Van, Inc.
2995 South Harding Street
Indianapolis, Indiana 46225
Attention: Ted Mourouzis
Facsimile: (317) 791-2029

SENIOR AGENT:

PNC Bank, National Association
1900 East Ninth Street, 9th Floor
Mail Stop B7-YB13-09-5
Cleveland, OH 44114
Attention:                      Todd Milenius, Vice President
Telephone:                      (216) 222-9761
Facsimile:                      (216) 222-8155

SUBORDINATED AGENT:

Laminar Direct Capital L.L.C.
10000 Memorial Drive, Suite 500
Houston, Texas 77024
Attention: Debbie Blank
Facsimile: (713) 292-5454

With a copy to:

Laminar Direct Capital L.L.C.
1166 Avenue of the Americas, 5th Floor
New York, NY 10036
Attention: General Counsel and Chief of Staff, Executive Committee
Facsimile: (212) 478-0100